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                                                                   EXHIBIT 16.02

                             BARRY L. FRIEDMAN, P.C.
                           Certified Public Accountant
                               September 21, 2000

1582 TULITA DRIVE                                          OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:      High Speed Net Solutions, Inc. ("High Speed")

Ladies and Gentlemen:

We have read the statements of High Speed pertaining to our firm to be included in its FORM 8-K/A, expected to be filed on September 27, 2000. In connection therewith, we concur with the statement made by High Speed and confirm that, during the period January 1, 1998 to July 22, 1998 and for the two years ended December 31, 1997, there were no disagreements between High Speed and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope that would have caused us to make reference to the subject matter of such disagreement if not resolved to our satisfaction.

                                          Very truly yours,

                                          /s/ Barry L. Friedman

                                          Barry L. Friedman, P.C.